                                                                    Exhibit 3.17


                         [Seal: United Mexican States]






                               NOTARY PUBLIC 103

                      ATTORNEY ARMANDO GALVEZ PEREZ ARAGON





                        FIRST CERTIFIED COPY CONTAINING:


                                      JF1

Texas No. 26                                     Phone: 56-69-11-14
Col. Napoles                                     Fax:   56-82-02-78
C.P. 03810                                       E-mail: nota103@internet.com.mx
Mexico, Federal District

                      ATTORNEY ARMANDO GALVEZ PEREZ ARAGON
                                Notary Public 103
                            Mexico, Federal District

                                                               AGPA/mem/AML/JAMM

      BOOK NUMBER TWO THOUSAND EIGHT HUNDRED SEVENTY.

      DOCUMENT NUMBER EIGHTY-TWO THOUSAND TWENTY-NINE.

      IN MEXICO, FEDERAL DISTRICT, on the thirtieth day of August of the year two thousand, I, Attorney ARMANDO GALVEZ PEREZ ARAGON, notary public number one hundred three of the Federal District, hereby submit:

      THE VARIABLE CAPITAL CORPORATION CONTRACT by means of which "JAFRAFIN" is established and in which "JAFRA COSMETICS INTERNATIONAL", A VARIABLE CAPITAL CORPORATION, represented in this action by Mr. JOSE ERNESTO BECERRIL MIRO, and Mr. JOSE EUGENIO LOPEZ BARRIOS, on his own behalf, intervene as shareholders of the same in accordance with the following background information and statutes:

                                BACKGROUND

      ONE. - The parties appearing before me presented permit number "09038233", file number "0009038233", page number "23238" issued by the Secretary of Foreign Affairs on the ninth day of August of the year two thousand, authorizing the formation of a VARIABLE CAPITAL CORPORATION under the name of "JAFRAFIN".

      This permit as well as the company's general fee payment statement are included in the appendix of this document under letter "A".

      HAVING EXPRESSED THE ABOVE, THE PARTIES AGREE TO ESTABLISH THE FOLLOWING:

                            COMPANY STATUTES OF

                "JAFRAFIN", A VARIABLE CAPITAL CORPORATION

                              --- CLAUSES ---

      NAME, PURPOSE, RESIDENCE, DURATION AND NATIONALITY.

      ONE. - The name of the Company is "JAFRAFIN" and will be followed by the words "A VARIABLE CAPITAL CORPORATION" or by the [Spanish] abbreviation "S.A. DE C.V.".

      TWO. - The Company's purpose is to:

      1. Grant all types of loans, with or without interest and with or without a specific guarantee, to employees, independent distributors and any other physical person who maintains a work or business relationship with "JAFRA COSMETICS INTERNATIONAL", A VARIABLE CAPITAL CORPORATION or any of its subsidiaries or affiliates. The Company cannot collect demand deposits or conduct any financial intermediation activities that are reserved for companies that have the corresponding authorization in conformance with applicable legislation.

      2. Give and receive all types of real and personal guarantees or guarantees via trusts that are necessary or convenient in order to achieve the Company's purpose.

      3. Use any legal means to acquire and dispose of any type of shares, interest or participation in other companies, trusts, businesses or associations, both of a civil as well as a commercial nature.

      4. Use any legal means to purchase, sell, rent, mortgage or pledge real estate and goods that are required or convenient in order to achieve the Company's purpose.

      5. Use any legal means to acquire, transfer or dispose of patents, patent rights, inventions, trademarks, commercial names, copyrights or any other type of intellectual property that may be necessary or convenient in order to achieve the Company's purpose.

      6. Act as an agent, trader, representative or legal representative or in any other manner represent all types of companies and physical persons both inside and outside the national territory.

      7. Receive and provide any type of services related with the Company's purpose.

      8. Borrow with or without a guarantee, issue bonds, mortgage bonds, debenture bonds and any other type of credit instruments with the intervention of those institutions indicated by the law.

      9. Provide all types of services to all types of physical persons or legal entities regardless of whether or not they are merchants.

      10. Provide and receive of all types of technical, administrative or supervisory services for commercial or industrial negotiations in Mexico and abroad.

      11. Issue, sign, accept and negotiate credit instruments in any manner.

      12. Establish branches, subsidiaries, agencies and representative offices in Mexico and abroad.

      13. Guarantee the fulfillment of its own obligations and those of third parties.

      14. In general, conduct any type of business and activities that are directly or indirectly related with the Company's purpose.

      THREE. - The Company's residence for service is located in the City of Mexico, Federal District, and will not be considered changed even when the Company establishes agencies or branches in any other location in Mexico or abroad, or designates provisional residences for signing specific documents and contracts.

      FOUR. - The duration of the Company is NINETY-NINE YEARS, beginning on the date this document is signed.

      FIVE. - For the purposes of article fourteen of the regulations of the Foreign Investment Act and the National Foreign Investment Registry, the parties agree that this company is established under the "foreign admission clause" in which current or future foreign Company shareholders are formally obligated before the Secretary of Foreign Affairs to consider themselves as nationals with respect to the shares or rights that they acquire within the company. For this purpose, it will be understood that they agree not to invoke the protection of their government. Otherwise, they will lose the benefits that they would have received from the Mexican nation.

                           COMPANY CAPITAL AND SHARES

      SIX. - The Company's capital is variable. The minimum fixed capital is FIFTY THOUSAND PESOS (national currency), represented by fifty ordinary and registered SHARES each with the value of ONE THOUSAND PESOS (national currency). The variable part of the capital does not have a limit and will be represented by ordinary or preferred shares that will have the characteristics determined during the Special Shareholders Meeting in which approval is granted to issue said shares. With the exception of special series of shares that are issued by a resolution made during the Special Shareholders Meeting, all holders of these shares will be granted equal rights and obligations.

      SEVEN. - Increases or reductions in the variable capital can be made based on a resolution issued during the General Shareholders Meeting. This resolution does not need to be recorded or inscribed in the corresponding Public Commerce Registry. This resolution must also indicate the conditions in which said increase or reduction must be implemented, such as the subscription and payment terms of the same, the characteristics of the shares that are issued and any other related matter. Said capital increases can be paid in cash or in kind by the company's shareholders as agreed-upon by the company's shareholders and resolved at the Shareholders Meeting in which the decision was made to increase the capital.

      On the other hand, future increases or reductions in the fixed capital must be approved during a Special Shareholders Meeting.

      EIGHT. - Share certificates and, if applicable, provisional certificates, will contain the information stipulated in article one hundred twenty-five of the Mexican General Law of Commercial Companies. Clause five of this statute will be transcribed in the same manner.

      NINE. - Each share will represent one vote at Shareholders Meetings:
Company shareholders will have the right to vote in all matters discussed during the Meeting when they have a right to vote by law or by these statutes and all shares will grant equal rights and obligations to their holders.

      TEN. - The share certificates will contain the signature of the Single Administrator or that of the members of the Board of Directors, according to the case. If authorized by the Board of Directors, members' signatures can be copies, provided that the original signatures are deposited in the corresponding Public Commerce Registry.

      At the request of any shareholder who will be responsible for the corresponding expenses, share certificates can be exchanged for different certificates that represent a different number of shares.

      ELEVEN. - The Company must keep a registry of shares in which all of the subscription, acquisition or transfer activities are recorded along with any encumbrances to which the representative shares of the corporate capital are subject.

      The Company will consider the owner of the registered shares to be the person registered as such in the Share Registry unless the holder of one or more shares can prove the acquisition and ownership of the same by means of a legally-recognized certificate. The Registry will be closed three days before the date it is signed at a Shareholders Meeting and will be re-opened the day after the Shareholders Meeting is held, or the day said Meeting was scheduled to take place.

      TWELVE. - Increases in company capital can be made by means of contributions in cash or in kind, or by means of the capitalization of reserves or any other surplus. In the event of an increase in company capital by means of a new contribution in cash or in kind, shareholders will have the right of preference to subscribe or pay for the shares that will be issued in proportion to their share holdings at the time said right of preference is exercised within fifteen days following the date the corresponding notice is published in the Official Journal of the Federation or calculated beginning on the date the Meeting is held if all of the representative shares of the company's capital are present or represented at said meeting.

      Shareholders can renounce their right of preference provided for in this clause, provided that they state this at the same Meeting in which the decision to increase the company's capital is made.

      If some shares still have not been subscribed upon the completion of the time period in which shareholders were entitled to exercise their right of preference, the Single Administrator or the Board of Directors will offer said shares to third parties or will keep them in the Company's treasury, according to the case, in conformance with the agreement made at the Shareholders Meeting in which the increase in capital was approved.

      New shares cannot be issued until previously-issued shares have been completely subscribed and paid for.

      The Company will keep a registry of capital variations.

                                 ADMINISTRATION

      THIRTEEN. - The administration of the Company will be entrusted to a Single Administrator or to a Board of Directors comprised of the number of Members determined at the General Shareholders Meeting. Replacement Members can also be designated at General Shareholders Meetings to act in the event of the absence of Owner-Members.

      FOURTEEN. - The Single Administrator or Members of the Board of Directors, according to the case, do not need to be shareholders of the Company and in general will remain in their position for one year beginning on the date they are appointed with the possibility of reelection. At any rate, they will remain in their position until their successors take over their responsibilities.

      FIFTEEN. - During the Shareholders Meeting or a session of the Board of Directors, one person from among the members will be appointed Chairman of the Board of Directors. The Board can also appoint a Secretary who does not necessarily have to be a Member.

      SIXTEEN. - Board of Directors meetings will be held at the company's residence for service or at any other location according to the information contained in the corresponding summons. Board meetings can be held at any time, but at least once per year and will be called by the Chairman or the Secretary of the Board or by any of the Members or by the Company's
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                                        9


Statutory Auditors. The person or persons who want to call a meeting will inform the Secretary of the Board who will immediately issue the respective summons.

      The summons will be issued in writing and sent to the residence for service of each member of the Board or Directors or to the place designated for said purpose by a countersigned telex or confirmed telegraph or fax at least fifteen natural days prior to the date of the meeting. The summons will specific the purpose, time, date and place of the meeting and will be signed by the Secretary of the Board. Without prejudice to the above, the summons requirement can be renounced by any member with regard to any session.

      SEVENTEEN. - In order for Board of Directors meetings to be valid, the attendance of at least the majority of the Members or their respective substitutes is required. Decisions made by the Board of Directors will only be valid if they are approved by the favorable vote of the majority of the members of the Board of Directors who are present.

      Resolutions that are approved unanimously by all Members out of session will have, for all legal purposes, the same validity as if they had been adopted during a Meeting provided that said resolutions are confirmed in writing after they are made.

      The Company's Secretary will transcribe any decisions made outside of Board of Directors meetings with the unanimous vote of the members of said Board into the minutes for said Board of Directors even when the Secretary does not participate in the approval of the same. For this purpose, the resolutions must be written in the Spanish language. If the decisions are written in English, the Company's Secretary is authorized, even if the Secretary is not a professional translator, to translate said resolutions in such a manner that the contents of the same are maintained. In the event of a controversy or a difference in interpretation, the English version of said resolutions will prevail over the Spanish translation made by the Secretary who must also keep a file including the following: a) original communique in English containing the adopted resolutions, signed by any of the employees authorized by the Board members; b) the Secretary's translation of said resolutions; and c) confirmation from all members of the Board of Directors approving the resolutions for this purpose. It will be sufficient for each member to confirm their acceptance by signing an original copy of a list which will include a copy of these resolutions.

      EIGHTEEN. - The Board of Directors can designate one or more delegates from among its members to carry out specific tasks and grant them the corresponding powers that are required in each case.

      NINETEEN. - The Single Administrator or the Board of Directors, according to the case, will have the following powers:

      a) General authority for lawsuits and collections with the widest powers granted by the law in terms of the first paragraph of article two thousand five hundred fifty-four of the Civil Code of the Federal District and the related articles of any other civil code of the Republic of Mexico (the "Civil Code") will have all the general and special authorities that require a special clause, including those provided for in article two thousand five hundred eighty-seven of the Civil Code for which they will be authorized to, including but not limited to: represent the Company before federal, state, municipal, administrative and judicial authorities, before the Secretary of Labor and before Conciliation and Arbitration Boards and to sign the documents necessary to exercise its powers; to assert any rights and actions before any authority and Conciliation and Arbitration Boards; to be subject to any jurisdiction; to promote and dismiss an appeal hearing; to present penal charges and complaints and to appear as the offended party and assist the General Attorney Public and grant pardons; to settle and make commitments during arbitration; to answer and formulate interrogatories; to accept and release any kind of guarantee; to transfer property and carry out other actions that are expressly determined by the law.

      b) General power of attorney for administrative acts in terms of the second paragraph of article two thousand five hundred fifty-four of the Civil Code that includes the authority to sign, modify, fulfill and rescind all kinds of contracts and agreements, obtain loans and in general carry out all acts that are directly or indirectly related with the Company's purposes.

      c) General power of attorney for acts of ownership in terms of the third paragraph of article two thousand five hundred fifty-four of the Civil Code including the authority to acquire, transfer ownership and pledge personal and real rights by means of a mortgage, pledge or in any other manner.

      d) The authority to issue, accept, endorse and in any other manner subscribe credit instruments in conformance with article nine of the General Law of Credit Instruments and Operations.

      e) The authority to grant and revoke general and special authority within the scope of the above-mentioned powers.

      f) The authority to establish branches and agencies in any location, inside or outside the United Mexican States as well as close said branches and agencies.

      g) The authority to establish subsidiaries in any location, inside or outside the United Mexican States and to liquidate and dissolve said subsidiaries.

      h) The authority to designate and remove managers, officers and employees of the Company and determine their powers, duties and salary.

                              SHAREHOLDER MEETINGS

      TWENTY. - The supreme authority of the company is the General Shareholders Meeting. All types of agreements can be made and all acts and transactions that can be approved by the company can be adopted during this Meeting. Agreements adopted during Shareholders Meetings will be implemented by the Single Administrator or the Board of Directors, according to the case, or by the person expressly designated for said purpose at the Shareholders Meeting. All Shareholders Meetings will be held at the company's residence for service, unless there is an unforeseen circumstance or a force majeure.

      TWENTY-ONE. - Shareholders Meetings can be Ordinary or Special. Ordinary Shareholders Meetings will be held at least once a year within the first four months prior to the end of the company's fiscal year. Special Shareholders Meetings will take place when necessary to resolve any of the matters stipulated in article one hundred eight-two of the General Law of Commercial Companies.

      TWENTY-TWO. - Shareholders Meetings, whether ordinary or special, will be held after a summons is issued by the Single Administrator or the Board of Directors, or by any of the Members if the Single Administrator or the Board of Directors are unable to do so in conformance with the stipulations contained in article one hundred seventy-six, section six of the General Law of Commercial Companies. The Meetings will also be held at the request of shareholders in accordance with the terms of articles one hundred eighty-four and one hundred eighty-five of the General Law of Commercial Companies.

      Summons to Shareholder Meetings will contain the location, date and time in which the meeting will be held as well as whether it is the first or the second summons. The summons will be published in one of the periodicals with the largest circulation in the business sector at least fifteen natural days prior to the date established for the Shareholders Meeting. If there is a second summons, it will be published at least three days prior to the date established for the meeting. A summons for any Shareholders Meeting must also be sent by fax to any foreign shareholders in order to ensure that they receive it at least fifteen days prior to the date of the meeting.

      Unanimous agreements approved by all shareholders who do not attend a meeting will have, for all legal purposes, the same legal validity as if they had been made at the meeting, provided that they are confirmed in writing at any time after they are made.

      TWENTY-THREE. - An Ordinary Shareholders Meeting will be considered legally established with the first summons if the shareholders who are present or properly represented at said meeting have at least fifty percent of the company's capital with a right to vote. Agreements made during this meeting will be valid only if they are approved by the majority vote of the shareholders who are present at said meeting. If an Ordinary Meeting is not held on the date scheduled due to the lack of a quorum, a second summons will be issued indicating said circumstance and, in this case, Ordinary Shareholders Meetings will be considered legally established regardless of the number of shareholders present or represented at the meetings and the agreements adopted will be valid if they are approved by the favorable vote of those members who are present or represented.

      TWENTY-FOUR. - A Special Shareholders Meeting will be legally established with the first summons if the shareholders who are present or properly represented at said meeting have at least seventy-five percent of the company's capital with a right to vote. In the event of a second summons, Special Shareholders Meetings will be legally established if at least fifty percent of the holders of the representative shares of the company's capital with a right to vote are present
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                                       14


or properly represented at any meeting. Agreements made during a Special Shareholders Meeting, either following the first or second summons, will be valid if they are approved by the favorable vote of the shareholders that represent at least one half of the company's capital with a right to vote.

      TWENTY-FIVE. - In order to attend the meetings, shareholders must prove their capacity as such by means of registration in the Shareholder Registry. Shareholders can be represented at the meetings by a legal representative that has general or special authority or by a legal representative designated by means of a power of attorney.

      Shareholders Meetings will be presided over by the Single Administrator or by the Chairman of the Board of Directors, according to the case. In their absence, said meetings will be presided over by the person designated for this purpose by the majority of the persons attending the corresponding meeting. The Secretary of the Board of Directors will act as the Secretary of the Shareholders Meetings and, in his absence, the person designated for this purpose by the shareholders at the corresponding meeting. The Chairman will appoint one or two of the members as assistants who may or may not be members of the Board of Directors or shareholders, so that they can determine if the legal quorum has been established and count the votes taken, if necessary or requested, by the Chairman of the meeting.

      TWENTY-SIX. - Once the meeting has been legally established, if any of the items on the agenda have not been resolved, said meeting may be postponed and will be continued the next business day, without the need for a new summons.

      Actions taken during Shareholders Meetings will be recorded into the minutes that will be kept by the Secretary together with a duplicate set of the same, a list of the shareholders who attended the meetings signed by the assistants, as well as the power of attorney documentation, copies of the summon publication(s), copies of any report, the company's accounts and any other documents presented during the meeting. When any actions that are carried out during the meetings cannot be recorded in the minutes, they must be recorded before a notary public. Activities carried out during Special Shareholders Meetings must be recorded and inscribed into the Public Commerce Registry of the company's residence for service. All actions carried out during Shareholders Meetings as well as the record of those that were not carried out due to the lack of a quorum must be signed by the Chairman and the Secretary of the Meeting as well as by Members who attended said meeting.

      TWENTY-SEVEN. - Any Ordinary or Special Shareholders Meeting will be legally held without the need for an advance summons if all of the representative shares of the company capital are present at the time the votes are taken.

      The Shareholders Meeting will determine the remuneration, if applicable, given to members of the Board of Directors and to the Company's Auditors.

                                   SUPERVISION

      TWENTY-EIGHT. - The Company's supervision will be entrusted to one or more Statutory Auditors as determined by the shareholders during an Ordinary Shareholders Meeting. A Substitute Auditor can be designated by each Owner-Auditor.

      In general, Statutory Auditors will occupy their positions for one year, beginning on the date they are appointed and they must remain in their position until their successors take over their responsibilities.

      The remuneration that the Auditors receive will be determined by the Shareholders during the General Shareholders Meeting.

      TWENTY-NINE. - The Auditors will have the powers and obligations contained in article one hundred seventy-six of the General Law of Commercial Companies.

                       FISCAL YEAR AND PROFIT

      THIRTY. - The fiscal year will run from the first day of January to the thirty-first day of December of each year, with the exception of the first year that will begin on the date this document is signed and will end on the thirty-first day of December of the current year.

      THIRTY-ONE. - The net profits obtained during each business year will be applied in accordance with the following:

      a) The amount determined by the shareholders must first be set aside for the creation or reestablishment of the legal reserves, according to the case. This amount will not be less than five percent of the net profits up to an equivalent of one-fifth of the company's capital.

      b) The amount necessary to pay workers and employees the corresponding share of profits in conformance with the law.

      c) The remaining amount will be distributed in conformance with the decision reached by the Shareholders during a special meeting.

                     DISSOLUTION AND LIQUIDATION

      THIRTY-TWO. - The company will be dissolved in advance:

      I. If it is determined that the Company's purpose cannot be fulfilled.

      II. By resolution of the shareholders made at a Special Shareholders Meeting.

      III. If the number of shareholders is reduced to a number less than the legal minimum.

      IV. In the event of the loss of two-thirds of the company's capital, unless the shareholders reestablish or reduce the same.

      V. In any other case provided for under the Law.

      In the event of dissolution, the company will be placed in liquidation which will be entrusted to a liquidator designated at the same Special Meeting in which the dissolution was approved. The liquidator may or not be a shareholder of the company and will have the authority to receive the appropriate remuneration from the Shareholders Meeting. A term for the completion of the liquidator's duties as well as the general regulations to carry out said duties will be established at the Shareholders Meeting.

      THIRTY-THREE. - During the liquidation process, Shareholders Meetings will be held in conformance with the terms established in this document. Liquidators will have the authority granted to the Single Administrator or the Board of Directors with the limitations imposed by the liquidation process. The members must carry out the same duties during the liquidation process as during the normal operation of the company and will maintain the same relationship with the liquidators as is maintained with the Board Members.

      THIRTY-FOUR. - In all matters that are not specifically mentioned in this document, the provisions of the General Law of Commercial Companies will be applied.

                                TEMPORARY POINTS

      ONE. - Shareholders involved in this action held their First General Meeting and reached the following:

                                   AGREEMENTS

      A. - The company's capital is variable and will consist of the minimum fixed amount of FIFTY THOUSAND PESOS (national currency) and the unlimited variable, dividing the fixed part into FIFTY ordinary and registered shares, each with a nominal value of ONE THOUSAND PESOS (national currency), fully subscribed and paid for in the following manner:

                                         SHARES
SHAREHOLDERS                    SERIES "A" / SERIES "B"     VALUE
------------                    -----------------------     -----
"JAFRA COSMETICS                       FORTY-NINE           FORTY-NINE THOUSAND
INTERNATIONAL", A                                           PESOS (national currency)
VARIABLE CAPITAL COMPANY,
REPRESENTED BY MR. JOSE
ERNESTO BECERRIL MIRO.

MR. JOSE EUGENIO LOPEZ                    ONE               ONE THOUSAND
BARRIOS                                                     PESOS (national currency)

TOTAL                                     FIFTY             FIFTY THOUSAND
                                                            PESOS (national currency)

      B. - Entrust the Administration of the Company to a Board of Directors and for said purpose, designate the following persons with the indicated duties, who will exercise the powers specified in clause nineteen of the Company Statutes:

                               BOARD OF DIRECTORS

                                  OWNER-MEMBERS

JOSE EUGENIO LOPEZ BARRIOS                            CHAIRMAN
RALPH S. MASON III                                    VICE-CHAIRMAN
LAZARO FORZAN ROVIROSA                                TREASURER
ALBERTO MENA ADAME                                    SECRETARY
ELIA ZULEMA VELAZQUEZ VALENCIA                        VOTING MEMBER
                               SUBSTITUTE MEMBERS

DANIEL BURKE                                    SUBSTITUTE SECRETARY
MARIA DOLORES SANCHEZ CANO GASCON               SUBSTITUTE VOTING MEMBER

      C. - Designate the following persons as Company officers with the indicated duties:

GENERAL EXECUTIVE DIRECTOR                RONALD B. CLARK
CHAIRMAN                                  JOSE EUGENIO LOPEZ BARRIOS
EXECUTIVE VICE-PRESIDENT                  RALPH S. MASON III
GENERAL LEGAL DIRECTOR                    DANIEL BURKE
DIRECTOR OF FINANCES                      LAZARO FORZAN ROVIROSA
SECRETARY                                 ALBERTO MENA ADAME

      Members of the Board of Directors and Company Officers who are of foreign nationality are notified that exercising their duties in the United Mexican States remains subject to the prior obtainment of the necessary immigration permit that must be issued by the Ministry of the Interior.

      D. - Grant Mr. RONALD B. CLARK, MR. RALPH S. MASON III, MR. GONZALO RAMOS RUBIO, MR. JOSE EUGENIO LOPEZ BARRIOS and MR. ALBERTO MENA ADAME, the following Company powers to be exercised jointly, separately or alternatively with the exception of those powers indicated in paragraph c), which must be carried out jointly by at least two members.

      a) General authority for lawsuits and collections with the widest powers granted by the law in terms of the first paragraph of article two thousand five hundred fifty-four of the Civil Code of the Federal District and the related articles of any other civil code of the Republic of Mexico with all the general and special authorities that require a special clause, including those provided for in article two thousand five hundred eighty-seven of the Civil Code for which they will be authorized to, including but not limited to: represent the Company before federal, state, municipal, administrative and judicial authorities, before the Secretary of Labor and before

Conciliation and Arbitration Boards and to sign the documents necessary to exercise its powers; to assert any rights and actions before any authority and Conciliation and Arbitration Boards; to be subject to any jurisdiction; to promote and dismiss an appeal hearing; to present penal charges and complaints and to appear as the offended party and assist the General Attorney Public and grant pardons; to settle and make commitments during arbitration; to answer and formulate interrogatories; to accept and release any kind of guarantee; to transfer property and carry out other actions that are expressly determined by the law.

      b) General power of attorney for administrative acts in terms of the second paragraph of article two thousand five hundred fifty-four of the Civil Code that includes the authority to sign, modify, fulfill and rescind all kinds of contracts and agreements, obtain loans and in general carry out all transactions that are directly or indirectly related with the Company's purposes.

      c) Power of attorney for acts of ownership within the scope mentioned in the third paragraph of article two thousand five hundred fifty-four of the Civil Code for the Federal District and its correlatives contained in the Civil Code of the United Mexican States. This power will be as broad as necessary in order to make commitments in the name of the Company. This authority grants all of the powers of disposal, including those that are necessary for the creation of pledges, guarantees and the limitation of ownership of goods and rights belonging to the Company. The powers granted above must be used jointly by at least two members.

      d) Power of attorney to open and close any type of bank or investment account with the authority to issue checks drawn on these accounts, designate persons to sign on these accounts, as well as revoke said designations, and, in general, issue, accept, endorse, negotiate, release, support, certify and in any other manner subscribe credit instruments in the name and on behalf of the Company in the broadest terms established by article ninety of the General Law of Credit Instruments and Operations.

      e) The implementation of transactions that involve the broadest powers of administration and management with respect to the planning, organization, supervision and control of "JAFRAFIN", A VARIABLE CAPITAL CORPORATION's personnel, and, as a result, in accordance with article eleven of the Federal Labor Law, they must have the nature of legal representatives of "JAFRAFIN", A VARIABLE CAPITAL CORPORATION in their relationship with workers. Likewise, as legal representatives, they are granted general power of attorney from the Company for lawsuits and collections without any limitation whatsoever and with all of the general powers and even special powers that require special authority or a special clause under the law in accordance with the terms contained in the first paragraph of article two thousand five hundred fifty-four of the Civil Code for the Federal District and related articles of the Civil Codes of the entities that are part of Federation. These powers include, but are not limited to, the authority to represented "JAFRAFIN", A VARIABLE CAPITAL CORPORATION: i) before all administrative and judicial authorities, both of a municipal as well as a state and federal nature, before the Institute of the National Employee Housing Fund, the Mexican Social Security Institute, including matters relating to the Retirement Savings System, and before the National Fund for the Consumption of Workers. ii) before Conciliation and Arbitration and Conciliation Boards, both local as well as federal, and before the labor authorities referred to in article five hundred twenty-three of the Federal Labor Law, iii) in all types of procedures, including protection and iv) appearing and complying with the provisions contained in article eleven, six hundred ninety-two, section two, eight hundred seventy-six, seven hundred eighty-six and other applicable sections of the Federal Labor Law, during the reconciliation stage, and during answering and formulating interrogatories and throughout any proceedings involving labor law actions in which "JAFRAFIN", A VARIABLE CAPITAL CORPORATION is a party or an interested third party.

      f) The authority to grant and revoke general and special authority within the scope of the above-mentioned powers.

      E. - Designate Mr. ERNESTO VALENZUELA ESPINOZA and Mr. JOSE GONZALEZ SARAVIA as Owning and Substitute Members of the Company respectively.

      TWO. - The parties approving this document hereby declare:

      A. - That the company's accounts contain the sum of FIFTY THOUSAND PESOS (national currency).

      B. - That the company's fiscal year will run from the first day of January to the thirty-first day of December of each year, with the exception of the first year that will begin on the date this document is signed and will end on the thirty-first day of December of the current year.

I, THE NOTARY PUBLIC, HEREBY CERTIFY:

      I. That in my opinion, the parties appearing before me have the legal capacity to enter into this agreement and they were identified as follows:

      Mr. JOSE ERNESTO BECERRIL MIRO, with voting credentials issued by the Federal Electoral Institute on page number "012324908", year of registration:
"1991", Voter Code "BCMRER67050709H300", State: "09", City "010", Location "0001", Section "3176".

      Mr. JOSE EUGENIO LOPEZ BARRIOS, with voting credentials issued by the Federal Electoral Institute on page number "010849949", year of registration:
"1991", Voter Code "LPBREG41060809H600", State: "09", City "012", Location "0001", Section "3781".

      A photostatic copy of their identification documentation is included in the appendix of this document under letter "B".

      II. That Mr. JOSE ERNESTO BECERRIL MIRO, in representation of "JAFRAFIN", A VARIABLE CAPITAL CORPORATION, states that his representation legally authorizes him to sign this document and he had provided certification that accredits that his legal status has not been revoked or limited which is included as letter "C", and another copy will be added to the certified copies that are made of the same.

      IV. That during this transaction, I was shown the following documentation:

      The Tax Identification Card belonging to "JAFRA COSMETICS INTERNATIONAL", A VARIABLE STOCK CORPORATION, through its representative, page number "F1313647", Federal Taxpayers' Registration Number "JCI980227DD6"; and

      The tax identification card belonging to Mr. JOSE EUGENIO
LOPEZ BARRIOS, page number "A0144533", Federal Taxpayer
Registration Number: "LOBE410608T92".

      Photostatic copies of these cards are included in the appendix to this document under letter "D".

      V. That having been informed about the general provisions and warned of the penalties that are applied for making false declarations, the parties identified themselves as follows:

      Mr. JOSE ERNESTO BECERRIL MIRO, of Mexican nationality, native of the City of Mexico, Federal District, the place where he was born on the seventh day of the month of May of the year nineteen hundred seventy-seven, married, Law Degree, residing at Boulevard Adolfo Lopez Mateos, number five hundred fifteen in Colonia Tlacopac, Delegation Alvaro Obregon. Postal Code 01040, in this City of Mexico, Federal District.

      Mr. JOSE EUGENIO LOPEZ BARRIOS, of Mexican nationality, native of the City of Mexico, Federal District, the place where he was born on the eighth day of the month of June of the year nineteen hundred forty-one, married, Company Executive, with the same residence for service as the party indicated in the previous paragraph.

      VI. That I personally examined the documents mentioned in this instrument.

      VII. That having read and explained this document to the parties appearing before me and informing them of their right to read the same for themselves, they stated that they agreed with its contents and signed below on the thirty-first day of the month of August of the year two thousand, which I preemptively and definitively authorize. In witness whereof.

SIGNATURES OF: JOSE ERNESTO BECERRIL MIRO, JOSE EUGENIO LOPEZ BARRIOS BEFORE ME, ARMANDO GALVEZ PEREZ ARAGON. AUTHORIZATION STAMP.

                             NOTE OF AUTHORIZATION

I DEFINITIVELY AUTHORIZE THIS DOCUMENT: In Mexico, on the sixth day of September of the year two thousand. In witness whereof. ARMANDO GALVEZ PEREZ ARAGON - Signature - Authorization Stamp.

                              COMPLEMENTARY NOTES

      NOTE ONE. - On this date, I examined the request for Inscription in the Federal Taxpayers' Registry that was presented to the Local Administration of the Federal District Center and received by this institution on the sixth day of September of the year two thousand, a photostatic copy of which is included in the appendix of this document under letter "E". In witness whereof. Mexico, the sixth day of September of the year two thousand. ARMANDO GALVEZ. Signature

      NOTE TWO. - Under letter "F" in the appendix to this document, I have included the notices decreed by the Foreign Investment Act. In witness whereof. Mexico, Federal District, on the sixth day of September of the year two thousand. ARMANDO GALVEZ - Signature

      In compliance with the provisions of article two thousand five hundred fifty-four of the current Civil Code of the Federal District, here is the transcription of this article:

      "ARTICLE 2554: In order for any general power of attorney for lawsuits and collections to be considered granted without any limitations, it is sufficient to specify that said authority is granted with all the general and special powers that are required by a special clause in conformance with the Law.

      For the general authority to administer goods, it will be sufficient to express that it is granted for this purpose in order for the legal representative to have all kinds of administrative powers.

      For the general authority to carry out acts of ownership, it will be sufficient to express that it is granted for this purpose for the legal representative to have all kinds of ownership powers, both relating to goods as well as to carry out all kinds of management activities and defend said powers.

      When they want to limit the powers of the legal representatives in the three above-mentioned cases, they will allocate limits or the powers will be special.

      Notaries will insert this article into the certified copy of the powers that they grant."

      THIS IS THE SECOND CERTIFIED COPY THAT I AM ISSUING FOR "JAFRAFIN", A VARIABLE CAPITAL CORPORATION FOR THE PURPOSE OF ACCREDITING THE ESTABLISHMENT OF THE SAME. IT CONSISTS OF TWENTY-SEVEN PAGES AND IS

PROTECTED BY KINEGRAMS. MEXICO, FEDERAL DISTRICT, ON THE SIXTH DAY OF SEPTEMBER OF THE YEAR TWO THOUSAND. IN WITNESS WHEREOF.

OSCAR/FELIPE/mcr**

[signature]

[Seal of Attorney Armando Galvez Perez Aragon]

                                                                    EXHIBIT 3.17

                    [ESTADOS UNIDOS MEXICANOS COAT OF ARMS]

                                  NOTARIA 103

                        LIC. ARMANDO GALVEZ PEREZ ARAGON

                           TESTIMONIO QUE CONTIENE:


TEXAS No. 26
COL. NAPOLES                                                    TEL. 56.69.11.14
 C.P. 03810                                                     FAX. 56.82.02.78
MEXICO, D.F.                                     E-MAIL: nota103@internet.com.mx

                    LIBRO NUMERO DOS MIL OCHOCIENTOS SETENTA.
               INSTRUMENTO NUMERO OCHENTA Y DOS MIL VEINTENUEVE.

      EN MEXICO, DISTRITO FEDERAL, a treinta de agosto del ano dos mil, Licenciado ARMANDO GALVEZ PEREZ ARAGON, Titular de la Notaria Publica Numero Ciento Tres del Distrito Federal, hago constar:

      EL CONTRATO DE SOCIEDAD BAJO LA FORMA DE ANONIMA DE CAPITAL VARIABLE por el que se constituye "JAFRAFIN", en que intervienen "JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, representada en este acto por el senor JOSE ERNESTO BECERRIL MIRO, y el senor JOSE EUGENIO LOPEZ BARRIOS, por su propio derecho, como accionistas de la misma, bajo los siguientes antecedente y estatutos:

                              A N T E C E D E N T E

      UNICO. Los comparecientes me exhiben el permiso numero "09038233", expediente numero "0009038233", folio numero "23238", expedido por la Secretaria de Relaciones Exteriores, el dia nueve de agosto del ano dos mil, por el que se autorizo se constituyera una SOCIEDAD ANONIMA DE CAPITAL VARIABLE, bajo la denominacion de "JAFRAFIN".

      Dicho permiso en union de su declaracion general de pago de derechos se agrega al apendice de esta escritura con la letra "A".

      EXPUESTO LO ANTERIOR, LOS COMPARECIENTES CONVIENEN EN ESTABLECER LOS
SIGUIENTES:

                              ESTATUTOS SOCIALES DE
                "JAFRAFIN", SOCIEDAD ANONIMA DE CAPITAL VARIABLE
                                C L A U S U L A S

               NOMBRE, OBJETO, DOMICILIO, DURACION Y NACIONALIDAD

             PRIMERA. La denominacion de la Sociedad es "JAFRAFIN", la cual ira seguida por las palabras SOCIEDAD ANONIMA DE CAPITAL VARIABLE o por su abreviatura "S.A. DE C.V."

      SEGUNDA. El objeto de la Sociedad es:

      1. Otorgar toda clase de prestamos, con o sin intereses y con o sin garantia especifica, a empleados, distribuidores independientes y cualquier otra persona fisica que mantenga una relacion laboral o comercial con "JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE o cualquiera de sus subsidiarias o afiliadas. La Sociedad no podra recibir depositos a la vista ni realizar actividad alguna de intermediacion financiera que esta reservada a sociedades que cuenten con la autorizacion correspondiente de conformidad con la legislacion aplicable.

      2. Dar y recibir toda clase de garantias reales, personales o mediante fideicomiso, que sean necesarias o convenientes para la consecucion del objeto social.

      3. Adquirir y disponer por cualquier medio legal de cualquier tipo de acciones, intereses o participaciones en otras sociedades, fideicomisos, negocios o asociaciones, tanto de naturaleza civil como mercantil.

      4. Comprar, vender, arrendar, hipotecar o gravar de cualquier forma legalmente permitida, los bienes muebles o inmuebles que se requieran o que sean convenientes para la consecucion del objeto social.

      5. Adquirir, transferir o disponer de cualquier medio legal de patentes, derechos de patente, invenciones, marcas, nombres comerciales, derechos de autor
o de cualquier otro tipo de propiedad intelectual que pueda ser neceasaria o conveiente para la consecucion del objeto social.

      6. Actuar como agente, comisionista, representante, apoderado o de cualquier otra manera representar a todo tipo de sociedades y personas fisicas tanto dentro como fuera del territorio nacional.

      7. Recibir y prestar cualquier tipo de servicios relacionados con el objeto social.

      8. Tomar en prestamo con o sin garantia, emitir bonos, valores hipotecarios, obligaciones y cualquiera otros tipos de titulos de credito, con la intervencion de las instituciones senaladas por la Ley.

      9. La prestacion de todo tipo de servicios a todo tipo de personas fisicas
o morales, comerciantes o no.

      10. La prestacion de toda clase de servicios tecnicos, administrativos o de supervision a negociaciones comerciales o industriales en Mexico, en el extranjero y recibir tales servicios.

      11. Emitir, suscribir, aceptar y negociar en cualquier forma con titulos de credito.

      12. Establecer sucrsales, subsidiarias, agencias y oficinas de representacion en Mexico y en el extranjero.

      13. Garantizar obligaciones propias y de terceros.

      14. En general realizar todo tipo de negocios y actividades que se relacionen de manera directa o indirecta con el objeto social.

      TERCERA. El domicilio de la Sociedad es la Ciudad de Mexico, Distrito Federal, mismo que no se considerara modificado aun cuando la Sociedad establezca agencias o sucurasales en cualquier otro lugar en Mexico o en el extranjero, o designe domicilios convencionales para la celebracion de actos y contratos especificos.

      CUARTA. La duracion de la Sociedad sera de NOVENTA Y NUEVE ANOS, contados a partir de la fecha de firma de esta escritura.

      QUINTA. Para efectos del articulo catorce del Reglamento de la Ley de Inversion Extranjera y del Registro Nacional de Inversiones Extranjeras, las partes convienen en que esta sociedad se constituya bajo la "clausula de admision de extranjeros", por lo que los accionistas extranjeros, actuales o futuros de la Sociedad, se obligan formalmente ante la Secretaria de Relaciones Exteriores a considerarse como nacionales respecto de las acciones o derechos que adquieran dentro de la sociedad, por lo que se entendera que convienen en no invocar la proteccion de su Gobierno, bajo la pena en caso contrario de perder en beneficio de la Nacion Mexicana, los derechos y bienes que hubiesen adquirido.

                            CAPITAL SOCIAL Y ACCIONES

      SEXTA. El capital social es variable, El capital minimo fijo es de CINCUENTA MIL PESOS, Moneda Nacional, representado por CINCUENTA ACCIONES ordinarias y nominativas con valor de UN MIL PERSOS, Moneda Nacional, cada una. La parte variable del capital no tiene limite y estara representado por acciones ordinarias o preferentes que tendran las caracteristicas que determine la Asamblea Extraordinaria de Accionistas que apruebe su emision. Con la excepcion de las series especiales de acciones que sean emititidas por resolucion de la Asamblea Extraordinaria de Accionistas, todas las acciones conferiran iguales derechos y obligaciones a sus tenedores.

      SEPTIMA. Los aumentos o las reducciones del capital variable podran realizarse en base a una resolucion de la Asamblea General Ordinaria de Accionistas, cuya resolucion no requerira ser protocolizada ni inscrita en el Registro Publico de Comercio correspondiente, misma que debera determinar las condiciones en las que deba realizarse dicho aumento o reduccion, tales como los terminos de suscripcion y pago de las mismas, las caracteristicas de las acciones que se emitan y cualquier otro asunto relacionado. Dichos aumentos de capital podran pagarse en dinero o en especie por los accionistas de la sociedad, tal como haya sido acordado por los accionistas de la compania y resuelto por la asamblea de accionistas que resuelva dicho aumento de capital.

      Por otro lado, los futuros aumentos o reducciones del capital fijo deberan ser acordados por una Asamblea Extraordinaria de Accionistas.

      OCTAVA. Los titulos de acciones y, en su caso, los certificados provisionales, contendran las menciones a que se refiere el articulo ciento veinticinco de la Ley General de Sociedades Mercantiles. La clausula quinta de estos estatutos sera de igual forma transcrita.

      NOVENA. Cada accion representara un voto en las Asambleas de Accionistas; el tenedor de las acciones de la Sociedad tendra derecho a votar en todos los asuntos sometidos en la asamblea cuando por ley o por estos estatutos tengan derecho a votar; todas las acciones conferiran iguales derechos y obligaciones a sus tenedores.

      DECIMA. Los titulos de las acciones contendran la firma del Administrador Unico o de dos miembros del Consejo de Administracion, segun el caso. La firma de los Consejeros, si fuese autorizado por el Consejo de Administracion, podra ser facimilar, sujeto a la condicion de que en tal caso los originales de las firmas respectivas seran depositadas en el Registro Publico de Comercio correspondiente.

      A solicitud de cualquier accionista, a cuyo cargo correran los gastos que deriven de ello, los titulos de las acciones podran ser intercambiados por diferentes titulos que representen un numero diferente de acciones.

      DECIMA PRIMERA. La Sociedad debera llevar un libro de registro de acciones en el que se inscribiran todas las operaciones de suscripcion, adquisicion o transferencia, asi como cualquier gravamen de que sean objeto las acciones representativas del capital social.

      La Sociedad considerara como propietario de las acciones nominativas a la persona registrada como tal en el Libro de Registro de Acciones, salvo que el tenedor de una o varias acciones compruebe la adquisicion y propiedad de las mismas conforme a titulo reconocido por la Ley. El Libro se cerrara tres dias antes de la fecha asignada para una Asamblea de Accionistas y se abrira de nuevo el dia siguiente en el cual la Asamblea se celebro, o bien, el dia que tuvo que haber sido celebrada.

      DECIMA SEGUNDA. Los aumentos del capital social podran efectuarse por medio de aportaciones en efectivo o en especie, o por medio de la capitalizacion de reservas, o cualquier otro excedente. En los casos de aumento de capital social por medio de una neuva aportacion de efectivo o en especie, los accionistas tendran el derecho de preferencia para suscribir y pagar las acciones que seran emitidas, en proporcion con su tenencia accionaria al momento de ejercitar dicho derecho de preferencia, dentro de los quince dias siguientes a la fecha de publicacion del avioso - correspondiente en el Diario Oficial de la Federacion o calculados a partir de la fecha en que se celebro la asamblea, en el caso de que todas las acciones representativas del capital social de la sociedad hayan estado presentes o representadas en dicha asamblea.

      Los accionistas podran renunciar al derecho de preferencia previsto en esta clausula, siempre y cuando lo manifiesten en la misma Asamblea en que se resuelva el aumento del capital social.

      En el caso en que despues de la terminacion del plazo durante el cual los accionistas hayan tenido el derecho de ejercitar su derecho de preferencia, algunas acciones no hayan sido suscritas, el Administrador Unico o el Consejo de Administracion ofrecera dichas acciones a terceros o las guardara en la tesoreria de la Sociedad, en su caso, de conformidad con el acuerdo tomado por la asamblea de accionistas en el que se haya aprobado el aumento de capital.

      No se podran emitir nuevas acciones hasta que las acciones previamente emitidas hayan sido integramente suscritas y pagadas.

      La Sociedad llevara un libro de registro de variaciones de capital.

                                 ADMINISTRACION

      DECIMA TERCERA. La administracion de la Sociedad sera confiada a un Administrador Unico o a un Consejo de Administracion integrado por el numero de Consejeros que determine la Asamblea Ordinaria de Accionistas. La Asamblea Ordinaria de Accionistas tambien podra designar a Consejeros Suplentes para actuar en el caso de ausencia de los Consejeros Propietarios.

      DECIMA CUARTA. El Administrador Unico o los miembros del Consejo de Administracion en su caso, no necesitan ser accionistas de la Sociedad y, por regla general, duraran en su cargo un ano contado a partir de la fecha de su designacion pudiendo ser reelectos. En todo caso, permaneceran en su encargo hasta que sus sucesores tomen posesion de sus cargos.

      DECIMA QUINTA. La Asamblea de Accionistas o el Consejo de Administracion en Sesion designaran de entre sus miembros a una persona que actue como Presidente del Consejo de Administracion. Tambien podra designar un Secretario quien no necesariamente debera ser Consejero.

      DECIMA SEXTA. Las sesiones del Consejo de Administracion seran celebradas en el domicilio social o en cualquier otro lugar segun se determine previamente en la convocatoria respectiva. Las sesiones de Consejo podran ser llevadas a cabo en cualquier momento, pero al menos una vez al ano y seran convocadas por el Presidente o el Secretario del Consejo o por cualesquiera dos Consejeros o por los Comisarios de la Sociedad. La persona o personas que deseen convocar la sesion lo informaran al Secretario del Consejo quien inmediatamente emitira la convocatoria respectiva.

      Las convocatorias seran hechas por escrito y enviadas al domicilio de cada miembro del Consejo de Administracion o al lugar que designen para tales efectos por telex contrasenado o telegrama o telecopia confirmados, con por lo menos quince dias naturales de anticipacion a la fecha de la sesion. Las convocatorias especificaran el objeto, la hora, fecha y lugar para la sesion y seran firmadas por el Secretario del Consejo. Sin perjuicio de lo anterior, el requisito de la convocatoria podra renunciarse por cualquier consejero en relacion a cualquier sesion.

      DECIMA SEPTIMA. Para que las sesiones del Consejo de

Administracion puedan celebrarse validamente, se requerira la asistencia de por lo menos la mayoria de los Consejeros o sus respectivos suplentes. Las resoluciones del Consejo de Administracion seran validas unicamente si fueron aprobadas por el voto favorable de la mayoria de los miembros del Consejo de Administracion presentes.

      Las resoluciones aprobadas unanimemente por todos los Consejeros fuera de sesion tendran, para todos los efectos legals, la misma validez que si hubieran sido adoptadas en sesion de consejo, siempre que sean confirmadas por escrito despues de que hayan sido tomadas.

      El Secretario de la Sociedad transcribira en el Libro de Sesiones del Consejo de Administracion las resoluciones aprobadas fuera de Sesion del Consejo de Administracion por unanimidad de los miembros de dicho Consejo, aun y cuando no sea participe de la aprobacion de las mismas. Para tal efecto, las resoluciones deberan constar en idioma espanol, por lo que en caso de que las resoluciones se encuentren redactadas en idioma ingles, se autoriza al Secretario de la Sociedad, aun y cuando no sea perito traductor, a traducir dichas resoluciones, de tal forma que mantengan el contenido de las mismas. En caso de controversia o diferencia de interpretacion, la version en ingles de dichas resoluciones prevalecera sobre la traduccion al espanol realizada por el Secretario, quien tambien debera conservar un expediente al lque se adjunte: a) comunicado original en idioma ingles conteniendo las resoluciones adoptadas, firmada por alguno de los funcionarios facultados por los mismos miembros del Consejo; b) traduccion del Secretario de dichas resoluciones; y c) confirmacion de todos los miembros del Consejo de Administracion aprobando las resoluciones con este ultimo efecto, siendo suficiente que cada consejero confirme su aceptacion firmando en original una lista a la que se adjuntara copia de las resoluciones.

      DECIMA OCTAVA. El Consejo de Administracion podra designar de entre sus miembros, uno o mas delegados para la realizacion de tareas especificas, con las facultades que le sean expresamente conferidas en cada caso.

      DECIMA NOVENA. El Administrador Unico o el Consejo de Administracion, segun sea el caso, tendran las siguientes facultades:

      a) Poder general apra pleitos y cobranzas, con las facultades mas amplias permitidas por la ley, en terminos del primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y los articulos correlatiuvos de cualquier otro codigo civil de las Republica Mexicana (el "Codigo Civil"), con todas las facultades generales y especiales que requieran clausula especial, incluyendo aquellas previstas en el articulo dos mil quinientos ochenta y siete del Codigo Civil, por lo que estaran facultados de una manera enunciativa pero no limitativa para: representar a la Sociedad ante autoridades federales, estatales, municipales, administrativas y - judiciales, ante la Secretaria del Trabajo y ante las Juntas de Conciliacion y Arbitraje y para firmar los documentos que sean necesarios en el ejercicio de sus facultades; para ejercitar toda clase de derechos y acciones ante cualquier autoridad y Juntas de Conciliacion y Arbitarje; para someterse a cualquier jurisdiccion; para promover y desistirse aun del juicio de amparo; para presentar cargos y querellas penales y para comparecer como parte ofendida y coadyuvar con el Ministerio Publico y otorgar perdones; para transigir, para comprometer en arbitros; para articular y absolver posiciones; para aceptar y liberar toda clase de garantias; para hacer cesion de bienes y para llevar a cabo los demas actos que esten expresamente determinados por las ley.

         b) Poder general para actos de administracion en terminos del segundo parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil entre las que se incluyen las facultades de celebrar, modificar, cumplir y rescindir toda clase de contratos y convenios, obtener prestamos y en general llevar a cabo todos los actos que esten directa o indirectamente relacionados con los objetos sociales.

         c) Poder general para actos de dominio en terminos del tercer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil incluyendo facultades para adquirir, transferir la titularidad de, asi como gravar mediante prenda, hipoteca o de cualquier otra forma, derechos personales y reales.

         d) Poder apra emitir, aceptar, endosar y de cualquier otra manera suscribir titulos de credito de conformidad con el articulo noveno de la Ley General de Titulos y Operaciones de Credito.

         e) Poder para conferir y revocar poderes generales y especiales dentro del ambito de las facultades anteriormente mencionadas.

         f) Establecer sucursales y agencias en cualquier parte ya sea dentro o fuera de los Estados Unidos Mexicanos y cerrar dichas sucurasales o agencias.

         g) Establecer subsidiarias en cualquier parte ya sea dentro o fuera de los Estados Unidos Mexicanos y para liquidar y disolver dichas subsidiarias.

         h) Designar y remover gerentes, funcionarios y empleados de la Sociedad y determinar sus facultades, deberes y remuneraciones.

                              ASAMBLEAS DE ACCIONES

         VIGESIMA. La autoridad suprema de la sociedad es la Asamblea General Ordinaria de Accionistas, la cual podra por lo tanto adoptar toda clase de acuerdos y ratificar todos los actos y transacciones realizadas por la sociedad. Los acuerdos adoptados por la Asamblea de Accionistas seran implementados por el Administrador Unico o el Consejo de Administracion, segun sea el caso, o por la persona expresamente designada para tales efectos por la Asamblea de Accionistas. Toda Asamblea de Accionistas se celebrara en el domicilio social, salvo caso fortuito o fuerza mayor.

         VIGESIMA PRIMERA. Las Asambleas de Accionistas seran Ordinarias o Extraordinarias. Las Asambleas Ordinarias de Accionistas se celebraran por lo menos una vez al ano dentro de los primeros cuatro meses posteriores al cierre del ejercicio social. Las Asambleas Extraordinarias de - Accionistas tendran lugar cuando sea necessario resolver cualquiera de los asuntos contenidos en el articulo ciento ochenta y dos de la Ley General de Sociedades Mercantiles.

         VIGESIMA SEGUNDA. Las Asambleas de Accionistas, ya sean ordinarias o extraordinarias, se celebraran previa convocatoria del Administrador Unico o el Consejo de Administracion, o por cualquiera de los Comissarios en caso de incumplimiento del Administrador Unico o del Consejo de Administracon de conformidad con lo establecido en el articulo ciento sesenta y seis, fraccion Sexta de la Ley General de Sociedades Mercantiles. Las Asambleas se celebraran tambien a solicitud de los accionistas en los terminos de los articulos ciento ochenta y cuatro y ciento ochenta y cinco de la Ley General de Sociedades Mercantiles.

         Las convocatorias para las asambleas de accionistas contendran el lugar, fecha y hora en la cual se celebrara la asamblea, asi como la mencion de ser la primera o subsecuente convocatoria. Las convocatorias se publicaran en uno de los periodicos de mayor circulacion en el domicilio social, con por lo menos quince dias naturales anteriores a la fecha fijada para la asamblea. En caso de una segunda convocatoria, se publicara dicha convocatoria por lo menos tres dias anteriores a la fecha fijada para la asamblea. Las convocatorias para cualquier Asamblea de Accionistas tambien deberan ser enviadas por telecopia a cualquier accionista extranjero para asegurar su recepcion con por lo menos quince dias de anticipacion a la fecha de la asamblea.

         Los acuerdos unanimemente aprobados por todos los accionistas que no se hayan reunido en una asamblea, tendran, para todos los efectos legales, los mismos efectos juridicos que se se hubieran tomado en una asamblea, siempre y cuando sean confirmados por escrito en cualquier momento posterior al cual en que fueron tomados.

         VIGESIMA TERCERA. Las Asambleas Ordinarias de Accionistas quedaran legalmente instaladas en la primera convocatoria si los accionistas tenedores de por lo menos el cincuenta por ciento del capital social con derecho a voto de la sociedad se encuentran presentes o debidamente representados en dicha asamblea y, los acuerdos ahi tomados seran validos unicamente si son aprobados por el voto de la mayoria de los accionistas presentes en dicha asamblea. En el caso de que una Asamblea Ordinaria no se celebre en la fecha programada por la falta de quorum, una segunda convocatoria o una subsecuente convocatoria se realizara con la mencion de dicha circunstancia y, en dicho caso, las Asambleas Ordinarias de Accionistas seran consideradas como legalmente instaladas independientemente del numero de las acciones presentes o representadas en la asamblea y los acuerdos adoptados seran validos si son aprobados por el voto favorable de los presentes o representados.

         VIGESIMA CUARTA. Las Asambleas Extraordinarias de Accionistas quedaran legalmente instaladas en la primera convocatoria si los accionistas tenedores de por lo menos el setenta y cinco por ciento del capital social con derecho a voto de la sociedad estan presentes o debidamente representados en dicha asamblea; y en el caso de una segunda o subsecuente convocatoria, la Asamblea Extraordinaria de Accionistas quedara legalmente instalada si por lo menos el cincuenta por ciento de los accionistas tenedores de las acciones representivas del capital social con derecho a voto se encuentran presentes o debidamente representados en cualquier asamblea. Los acuerdos tomados en Asamblea Extraordinaria de Accionistas, ya sea en primera o subsecuentes convocatorias, seran validas si son aprobadas por el voto favorable de los accionistas que representen, por lo menos, la mitad del capital social con derecho a voto de la sociedad.

         VIGESIMA QUINTA. Para poder asistir a las asambleas, los accionistas deberan de acreditar su capacidad como tales por medio de su registro en el libro de registro de acciones. Los Accionistas podran ser representados en las asambleas por un apoderado que cuente con un poder general o especial o por un apoderado designado por medio de carta poder.

         Las asambleas de accionistas seran presididas por el

Administrador Unico o por el Presidente del Consejo de Administracion, segun sea el caso. En su ausencia, dichas asambleas seran presididas por la persona que designe para tales efectos la mayoria de los asistentes de la asamblea correspondiente. El Secretario del Consejo de Administracion actuara como Secretario de la Asamblea de Accionistas y, en su ausencia, la persona designada para tales efectos por los accionistas en la asamblea correspondiente. El Presidente nombrara a uno o dos de los asistentes como escrutadores, los cuales podran ser o no miembros del Consejo de Administracion o accionistas, para que puedan determinar si se ha reunido el quorum legal y para contar los votos emitidos si fuera necesario o solicitado por el Presidente de la asamblea.

         VIGESIMA SEXTA. Una vez legalmente instalada la asamblea, si alguno de los puntos del orden del dia no ha sido resuelto, dicha asamblea podra ser pospuesta y continuara el siguiente dia habil, sin necesidad de una nueva convocatoria.

         Las actas de las Asambleas de accionistas seran registradas en el libro de actas que conservara el Secretario, junto con un juego duplicado de las actas, una lista de los accionistas que asistieron a la asamblea, firmada por el escrutador, los poderes, copias de la publicacion de la convocatoria, copias de cualquier reporte, cuentas de la sociedad y cualesquier otro documento que haya sido presentado en la asamblea. Cuando las actas de una asamblea no puedan ser registradas en el libro de actas, deberan protocolizarse ante notario publico. Las actas de las Asambleas Extraordinarias de Accionistas deberan - protocolizarse e inscribirse en el Registro Publico de Comercio del domicilio social. Todas las actas de asambleas de accionistas, asi como el registro de aquellas no celebradas por falta de quorum, deberan firmarse por el Presidente y el Secretario de la Asamblea, asi como por los Comisarios que deberan haber asistido a cualquier asamblea.

         VIGESIMA SEPTIMA. Cualquier Asamblea Ordinaria o Extraordinaria de Accionistas estara legalmente celebrada sin necesidad de convocatoria previa si todas las acciones representativas del capital social se encuentran presentes al momento de la emision de los votos.

         La Asamblea de Accionistas determinara la remuneracion, si tal es el caso, a los miembros del Consejo de Administracion y a los Comisarios de la Sociedad.

                                   VIGILANCIA

         VIGESIMA OCTAVA. La vigilancia de la Sociedad quedara confiada a uno o mas Comisarios, tal como sea determinado por los Accionistas en una Asamblea Ordinaria. Un Comisario Suplente podra ser designado por cada Comisario Propietario.

         Los Comisarios, por regla general, ocuparan su cargo durante un ano, contado a partir de la fecha de su designacion, debiendo continuar en su encargo hasta que sus sucesores tomen posesion de sus cargos.

         La remuneracion que perciban los Comisarios sera determinada por los Accionistas en una Asamblea General.

         VIGESIMA NOVENA. Los Comisarios tendran las facultades y obligaciones contenidas en el articulo ciento sesenta y seis de la Ley General de Sociedades Mercantiles.

                         EJERCICIO SOCIAL Y UTILIDADES

         TRIGESIMA. Los ejercicios sociales correran del primero de enero al treinta y uno de diciembre de cada ano, con excepcion del primero que correra a partir de la fecha de firma de esta escritura y concluira el treinta y uno de diciembre del ano en curso.

         TRIGESIMA PRIMERA. Las utilidades netas obtenidas en cada ejercicio social, se aplicaran conforme a lo siguiente:

         a) Dicha cantidad que podra ser determinada por los accionistas debera primeramente apartarse para la creacion o restablecimiento de la reserva legal, segun el caso; dicha suma no sera menor al cinco por ciento de las utilidades netas hasta que sea equivalente a una quinta parte del capital social.

         b) La cantidad necesaria para pagar a los trabajadores y empleados, el reparto de utilidades correspondiente conforme a la ley.

         c) El remanente sera distribuido conforme a lo dispuesto por los Accionistas en una asamblea especial.

                            DISOLUCION Y LIQUIDACION

         TRIGESIMA SEGUNDA. La sociedad sera disuelta anticipadamente en caso de:

         I. Si la realizacion del objeto social se volviese imposible.

         II. Por resolucion de los accionistas tomada en una Asamblea Extraordinaria de Accionistas.

         III. Si el numero de accionistas se reduce a un numero menor del minimo legal.

         IV. En caso de perdida de dos terceras partes del capital de la sociedad, salvo que los accionistas restablezcan o reduzcan el mismo.

         V. En cualquier otro caso previso en la Ley.

         En caso de disolucion, la sociedad se colocara en liquidacion, la cual sera confiada a un liquidador designado por la misma Asamblea Extraordinaria que resuelva de la disolucion. El liquidador podra o no ser accionista de la sociedad y tendra la facultad de recibir la remuneracion aprobada por la Asamblea de Accionistas. La Asamblea de Accionistas establecera un termino para la consecucion de los encargos de liquidador, asi como las reglas generales para la realizacion de dichas tareas.

         TRIGESIMA TERCERA. Durante el proceso de liquidacion, las Asambleas de Accionistas se celebraran de conformidad con los terminos establecidos en este instrumento. Los Liquidadores tendran las facultades conferidas al Administrador Unico o al Consejo de Administracion, con las limitaciones impuestas por el proceso de liquidacion. Los Comisarios deberan realizar las mismas funciones durante el proceso de liquidacion que en funcionamiento normal de la sociedad y mantendran la misma relacion con los liquidadores que la mantenida con los Consejeros.

         TRIGESIMA CUARTA. En todos los asuntos que no esten especificamente mencionados en este instrumento, se aplicaran las disposiciones de la Ley General de Sociedades Mercantiles.

                       P U N T O S  T R A N S I T O R I O S

         PRIMERO. Los accionistas aqui reunidos en este acto celebran su Primera Asamblea General, tomando los siguientes:

                                 A C U E R D O S

         A. El capital social de la sociedad es variable, siendo el minimo fijo de CINCUENTA MIL PESOS, Moneda Nacional, y el variable ilimitado, dividida la parte fija en CINCUENTA acciones ordinarias y nominativas, con valor nominal de UN MIL PESOS, Moneda Naactional, cada una, integramente suscritas y pagadas de la siguiente forma:

         ACCIONISTAS ACCIONES VALOR
         SERIE "A" SERIE "B"

"JAFRA COSMETICS INTER CUARENTA Y CUARENTA Y NATIONAL", SOCIEDAD NUEE NUEVE MIL PE ANONIMA DE CAPITAL VA SOS, MONEDA RIABLE, REPRESENTADA NACIONAL. POR EL SENOR JOSE ERNESTO BECERRIL MIRO. SENOR JOSE EUGENIO LOPEZ UNA UN MIL PESOS, BARRIOS. MONEDA NACIONAL.

T O T A L :  CINCUENTA CINCUENTA MIL PESOS, MONEDA NACIONAL.

         B. Confiar la Administracion de la Sociedad a un Consejo de Administracion, y para tal efecto designan a las siguientes personas con los cargos que se indician, quienes gozaran de las facultades que senala la Clausula Decima Novena de los Estatutos Sociales.

                            CONSEJO DE ADMINISTRACION

                              MIEMBROS PROPIETARIOS

     JOSE EUGENIO LOPEZ BARRIOS                      PRESIDENTE

     RALPH S. MASON III                              VICE PRESIDENTE

     LAZARO FORZAN ROVIROSA                          TESORERO

     ALBERTO MENA ADAME                              SECRETARIO

     ELIA ZULEMA VALAZQUEZ VALENCIA                  VOCAL

                               MIEMBROS SUPLENTES

     DANIEL BURKE                                      SECRETARIO SUPLENTE

     MARIA DOLORES SANCHEZ CANO GASCON                 VOCAL SUPLENTE

         C. Designar como Funcionarios de la Sociedad a las siguientes pesonas con los cargos que se indican:

DIRECTOR GENERAL EJECUTIVO RONALD B. CLARK
PRESIDENTE  JOSE EUGENIO LOPEZ BARRIOS

VICE PRESIDENTE EJECUTIVO  RALPH S. MASON III
DIRECTOR GENERAL JURIDICO  DANIEL BURKE
DIRECTOR DE FINANZAS       LAZARO FORZAN ROVIROSA
SECRETARIO                 ALBERTO MENA ADAME

         Los miembros del Consejo de Administracion y Funcionarios de la Sociedad de nacionalidad extranjera quedan advertidos que el ejercicio de su cargo en los Estados Unidos Mexicanos queda supeditado a la previa obtencion del permiso migratorio necesario que habra de expedir la Secretaria de Gobenacion.

         D. Otorgar en favor de los senores RONALD B. CLARK, RALPH S. MASON III, GONZALO RAMOS RUBIO, JOSE EUGENIO LOPEZ BARRIOS y ALBERTO MENA ADAME, los siguientes poderes de la Sociedad para ser ejercitdos conjunta, separada o alternativamente, salvo en lo referente a las facultades mencionadas en el inciso c), las cuales deberan ser ejercidas conjuntamente por cuando menos dos apoderados:

         a) Poder general para pleitos y cobranzas, con las facultades mas amplias permitidas por la Ley, en terminos del primer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y los articulos correlativos de cualquier otro Codigo Civil de la Republica Mexicana, con todas las facultades generales y especiales que requieran clausula especial, incluyendo aquellas previstas en el articulo dos mil quinientos ochenta y siete del Codigo Civil, por lo que estaran facultados de una manera enunciativa pero no limitativa para: representar a la Sociedad ante autoridades federales, estatales, municipales, administrativas y judiciales, ante la Secretaria del Trabajo y ante las Juntas de Conciliacion y Arbitraje y para firmar los documentos que sean necesarios en el ejercicio de sus facultades; para ejercitar toda clase de derechos y acciones ante cualquier autoridad y Juntas de Conciliacion y Arbitraje; para someterse a cualquier jurisdiccion; para promover y desistirse aun del juicio de amparo; para presentar cargos y querellas y para comparecer como parte presentar cargos y querellas y para comparecer como parte ofendida y coadyuvar con el Ministerio Publico y otorgar perdones; para transigir, para compremeter en arbitros; para articular y absolver posiciones; para aceptar y liberar toda clase de guarantias; para hacer cesion de bienes y para llevar a cabo los demas actos que esten expresamente determinados por la Ley.

         b) Poder general para actos de administracion en terminos del segundo parrafo del articulo dos mil quinientos cincuenta y cuatro y demas correlativos del Codigo Civil entre las que se incluyen de manera enunciativa y no limitativa, las facultades de celebrar, modificar, cumplir y rescindir toda clase de contratos y convenios, obtener prestamos y en general, llevar a cabo todos los actos que esten directa o indirectamente relacionados con los objetos sociales.

         c) Poder general para actos de dominio, con la amplitud mencionada en el tercer parrafo del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y sus correlativos contenidos en los Codigos Civiles de los Estados. Dicho poder sera tan amplio como en derecho se requiera para contraer obligaciones en nombre de la Sociedad. Este poder otorga todas las facultades de disposicion, incluyendo aquellas que sean necesarias para la constitucion de gravamenes, garantias y limitaciones de dominio sobre bienes y derechos de la Sociedad. Las facultades antes otorgadas deberan ser ejercidas conjuntamente por cuando menos dos apoderados.

         d) Poder especial para que abran y cancelen en cualquier tipo de cuenta bancaria o de inversion, con facultades para expedir cheques con cargo a dichas cuentas, designar personas para que firmen en las mencionadas cuentas, asi como revocar las designaciones que se hagan y, en general para girar, aceptar, endosar, negociar, librar, avalar, certificar y en cualquier otra forma suscribir titulos de credito en nombre y representacion de la Sociedad, en los terminos mas amplios que establece el articulo noveno de la Ley General de Titulos y Operaciones de Credito.

         e) La realizacion de actos que involucren las mas amplias facultades de administracion y direccion por lo que respecta a la planeacion, organizacion, mando y control del personal de "JAFRAFIN", SOCIEDAD ANONIMA DE CAPITAL VARIABLE y, en consecuencia, por ministerio del articulo once de la Ley Federal del Trabajo, habran de tener el caracter de representantes legales de "JAFRAFIN", SOCIEDAD ANONIMA DE CAPITAL VARIABLE en sus relaciones con los trabajadores; asimismo se les otorgan sin limitacion alguna, en su caracter de representantes legales, el poder general de la Sociedad para pleitos y cobranzas, con todas las facultades generales y aun las especiales que de acuerdo con la Ley requieran poder o clausula especial, en los terminos del parrafo primero del articulo dos mil quinientos cincuenta y cuatro del Codigo Civil para el Distrito Federal y articulos correlativos en los Codigos Civiles de las entidades que integran la Federacion. De manera enunciativa y no limitativa, se mencionan entre otras facultades para representar a "JAFRAFIN", SOCIEDAD ANONIMA DE CAPITAL VARIABLE:
i) ante toda clase de autoridades administrativas y judiciales tanto de caracter municipal como estatal y federal, ante el Instituto del Fondo Nacional de la Vivienda para los Trabajadores, el Instituto Mexicano del Seguro Social, inclusive por lo que respecta al Sistema de Ahorro para el Retiro, y ante el Fondo Nacional para el Consumo de los Trabajadores, ii) ante las Juntas de Conciliacion y de Conciliacion y Arbitraje, tanto locales como federales, y ante las autoridades laborales a que se refiere el articulo quinientos veintitres de la Ley Federal del Trabajo, iii) en toda clase de procedimientos, incluyendo el de amparo, y iv) compareciendo y actuando de acuerdo con lo dispuesto en los articulo once, seiscientos noventa y dos fraccion segunda, ochocientos setenta y seis, setecientos ochenta y seis y demas aplicables de la Ley Federal del Trabajo, en la etapa conciliatoria, y en la articulacion y absolucion de posiciones, y en toda la secuela de los juicios laborales en que "JAFRAFIN", SOCIEDAD ANONIMA DE CAPITAL VARIABLE sea parte o tercera interesada.

         f) Poder para conferir y revocar poderes generales y especiales dentro del ambito de las facultades anteriormente senaladas.

         E. Designar como Comisarios Propietario y Suplente de la Sociedad a los senores ERNESTO VALENZUELA ESPINOZA y JOSE GONZALEZ SARAVIA, respectivamente.

         SEGUNDO. Los comparecientes de esta escritura manifiestan:

         A. Que obra en la caja de la sociedad la suma de CINCUENTA MIL PESOS, Moneda Nacional.

         B. Que los ejercicios sociales correran del primero de enero al treinta y uno de diciembre de cada ano, con excepcion del primero que correra a partir de la fecha de firma de esta escritura y concluira el treinta y uno de diciembre del ano en curso.

         YO EL NOTARIO CERTIFICO:

         I. Que a mi juicio los comparecientes tienen capacidad legal para la celebracion de este acto, y se identificaron, como sigue:

         El senor JOSE ERNESTO BECERRIL MIRO, con credencial para votar expedida por el Instituto Federal Electoral con numero de folio "012324908", ano de registro "1991", Clave de Elector "BCMRER67050709H300", Estado "09", Municipio "010', Localidad "0001", Seccion "3176".

         El senor JOSE EUGENIO LOPEZ BARRIOS, con credencial para votar expedida por el Instituto Federal Electoral con numero de folio "010849949", ano de registro "1991", Clave de Elector "LPBREG41060809H600", Estado "09", Municipio "012", Localidad "0001", Seccion "3781".

         Copia fotostatica de dichas identificaciones se agregan al apendice de esta escritura con la letra "B".

         II. Que el senor JOSE ERNESTO BECERRIL MIRO, en representacion de "JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, manifiesta que su representada se encuentra capacitada legalmente para la celebracion de este acto y acredita la personalidad que ostenta que no le ha sido revocada ni en forma alguna limitada, con la certificacion que se agrega al apendice de esta escritura con la letra "C", de la que otro ejemplar agregare a los testimonios que de la presente se expidan.

         IV. Que en este acto me exhibe:

         "JAFRA COSMETICS INTERNATIONAL", SOCIEDAD ANONIMA DE CAPITAL VARIABLE por conducto de su representante, su Cedula de Identificacion Fiscal con numero de folio "F1313647",

Clave de Registro Federal de Contribuyentes "JCI980227DD6"; y

         El senor JOSE EUGENIO LOPEZ BARRIOS su Cedula de Identificacion Fiscal con numero de folio "AO144533", Clave de Registro Federal de Contribuyentes "LOBE410608T92".

         Copia fotostatica de dichas cedulas se agrega al apendice de este instrumento con la letra "D".

         V. Que por sus generales y advertidos de las penas en que incurren quienes declaran falsamente, los comparecientes manifestaron ser:

         El senor JOSE ERNESTO BECERRIL MIRO, mexicano por nacimiento, originario de la Ciudad de Mexico, Distrito Federal, lugar donde nacio el dia siete de mayo de mil novecientos sesenta y siete, casado, Licenciado en Derecho, con domicilio en Boulevard Adolfo Lopez Mateos numero quinientos quince, en la Colonia Tlacopac, Delegacion Alvaro Obregon, Codigo Postal cero mil cuarenta, en esta Ciudad de Mexico, Distrito Federal.

         El senior JOSE EUGENIO LOPEZ BARRIOS mexicano por nacimiento, originario de la Ciudad de Mexico, Distrito Federal, lugar donde nacio el dia ocho de junio de mil novecientos cuarenta y uno, casado, Ejecutivo Empresarial, con el mismo domicilio que el anterior compareciente.

         VI. Que tuve a la vista los documentos citados en esta escritura.

         VII. Que leida y explicada esta escritura a los comparecientes y haciendoles saber en el mismo acto el derecho que tienen para leerla por si mismos, manifestaron su conformidad con ella y la firmaron el dia treinta y uno de agosto del ano dos mil, por lo que autorizo preventivamente la presente escritura. Doy fe.

      FIRMAS DE LOS SENORES: JOSE ERNESTO BECERRIL MIRO. JOSE EUGENIO LOPEZ BARRIOS. RUBRICAS. ANTE MI. ARMANDO GALVEZ PEREZ ARAGON. RUBRICA. EL SELLO DE AUTORIZAR.

                              NOTA DE AUTORIZACION.

      AUTORIZO DEFINITIVAMENTE: Mexico, a seis de septiembre del ano dos mil. Doy fe. ARMANDO GALVEZ PEREZ ARAGON. RUBRICA. EL SELLO DE AUTORIZAR.

                             NOTAS COMPLEMENTARIAS.

      NOTA PRIMERA. Con esta fecha tuve a la vista la solicitud de Inscripcion en el Registro Federal de Contribuyentes, presentada a la Administracion Local del Centro del Distrito Federal, y recibida en dicha dependencia el dia seis de septiembre del ano dos mil, cuya copia fotostatica agrego al apendice de esta escritura con la letra "E". Doy fe. Mexico, a seis de septiembre del ano dos mil. ARMANDO GALVEZ. RUBRICA.

      NOTA SEGUNDA.- Con la letra "F", agrego al apendice de esta escritura los avisos ordenados por la Ley de Inversion Extranjera.- Doy Fe.- Mexico, Distrito Federal, a seis de septiembre del ano dos mil.- ARMANDO GALVEZ.- RUBRICA. - - - Para cumplir con lo dispuesto por el articulo dos mil quinientos cincuenta y cuatro del Codigo Civil vigente en el Distrito Federal, a continuacion se transcribe:

      "ARTICULO 2554. - En todos los poderes generales para pleitos y cobranzas, bastara que se diga que se otorga con todas las facultades gererales y las especiales que requieran clausula especial conforme a la Ley, para que se entiendan conferidos sin limitacion alguna.

      En los poderes generales para administrar bienes, bastara expresar que se dan con ese caracter para que el apoderado tenga toda clase de facultades administrativas.



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



      En los poderes generales, para ejercer actos de dominio, bastara que se den con ese caracter para que el apoderado tenga toda clase de facultades de dueno, tanto en lo relativo a los bienes, como para hacer toda clase de gestiones, a fin de defenderlos.

      Cuando se quisieren limitar, en los tres casos antes mencionados, las facultades de los apoderados, se consignaran las limitaciones o los poderes seran especiales.


      Los notarios insertaran este articulo en los testimonios de los poderes que otorguen".

      ES SEGUNDO TESTIMONIO, SEGUNDO EN SU ORDEN, QUE EXPIDO PARA "JAFRAFIN", SOCIEDAD ANONIMA DE CAPITAL VARIABLE. A FIN DE ACREDITAR SU CONSTITUCION. VA EN VEINTISIETE PAGINAS Y PROTEGIDAS POR KINEGRAMAS. MEXICO, DISTRITO FEDERAL, A SEIS DE SEPTIEMBRE DEL ANO DOS MIL. DOY FE.


OSCAR/FELIPE/mcr**

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